EXHIBIT 99.1
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 Denison International Holds Annual General Meeting; Provides Business Outlook
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MARYSVILLE, Ohio -- (BUSINESS WIRE)--May 23, 2003--Denison International plc
(NASDAQ:DENHY) today reported results of its Annual General Meeting held on May 22, 2003 at 11 a.m.. The Company reported that its shareholders approved:

     o Authorization for the Company to repurchase up to 993,410 of its shares. Since initiating its share repurchase program in 2000, the Company has repurchased nearly 1.2 million shares;

     o the appointment of Ernst & Young LLP to audit and report upon the financial statements of Denison for fiscal year 2003;

     o the reelection of Anders C H Brag and David L. Weir as directors, both of whom retired by rotation, and;

     o the Directors Remuneration Report, as required by the UK Companies Act of 1985.

J. Colin Keith, Chairman of the Board, commented about the Company's prospects for 2003 at the Annual Meeting said, "We anticipated at the end of 2002 that our markets were improving worldwide and that our prospects for 2003 were good. We previously reported a strong first quarter 2003 with sales increasing 16.3% from 2002 results and EPS of $0.37, $0.09 per share or 32% favorable to 2002. Through April our order intake has remained strong, with worldwide orders favorable to 2002 by 20.5% on an actual basis and 6.3% on a volume basis without the impacts of changes in currency rates. Should these improving market trends continue, combined with the favorable impact of a strong Euro, we anticipate that we will have record sales and earnings for 2003. Our balance sheet remains strong and our free cash at the end of April 2003 was $41.6 million."


Certain matters discussed in this press release are ``forward-looking statements'' intended to qualify for the safe harbors from liability established by the Private Securities Litigation Act of 1995. Such forward-looking statements, including statements made by the Company's CEO at its Annual General Meeting regarding future prospects and performance, are subject to certain risks and uncertainties, which could cause actual results to differ materially from those currently anticipated. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


Contacts:           Bruce A. Smith, CFO           Melodye Demastus, President
                    (937) 644-4437                Melrose Consulting
                                                  (614) 771-0860



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